SECURITY AGREEMENT

Lightyear Network Solutions, LLC ("Debtor"), for valuable consideration, receipt of which hereby is acknowledged, hereby transfers, assigns and pledges to Central Bank of Jefferson County, Inc. ("Secured Party"), and grants to Secured Party a security interest in, the following collateral, wherever located, now existing and hereafter arising or coming into existence (the "Collateral") (check all that apply):

1.	☒ All of Debtor's accounts ("Accounts"), which term includes Debtor's accounts, receivables, health care insurance receivables, contract rights, contracts, notes, drafts, acceptances, winnings in a lottery or other game of chance operated, sponsored, or authorized by a state or other governmental subdivision, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to Debtor;

2.	☒ All of Debtor's inventory ("Inventory"), which term includes all goods, merchandise and other personal property, which are held for sale or lease or are furnished or to be furnished under a contract of service and/or raw materials, parts, finished goods, work in process and materials used or consumed or to be used or consumed in Debtor's business or in the processing, packaging, shipping or advertising thereof;

3.	☒ All of Debtor's equipment and fixtures ("Equipment"), which term includes all of Debtor's machinery, parts, tools, fixtures, furniture, and accessories, together with all attachments, additions and accessions thereto, and added and substituted parts, equipment and repairs now or hereafter placed upon such property, whether because of necessary repairs or otherwise;

4.	☒ All of Debtor's intellectual property, contract rights and other general intangibles ("General Intangibles"), including but not limited to (i) all contracts, (ii) all judgments, patents, trademarks, trade or business names, service marks, logos, copyrights, trade secrets, plans, blueprints, licenses, permits, tax or other refunds, software, programs, inventions, business or technical data, processes, mailing and customer lists, books and records, and goodwill, (iii) payment intangibles, (iv) all rights, applications, continuations, renewals, substitutions, improvements, modifications and extensions in any manner related thereto, and (v) all proceeds and products thereof, including but not limited to all license royalties, payments made under insurance policies, and proceeds of infringement suits and any other suits;

5.	☒ All of Debtor's chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof ("Chattel Paper");

6.	☒ All of Debtor's investment property, including all securities, security entitlements, securities accounts, commodity contracts, and commodity accounts of or maintained for the benefit of Debtor, but excluding any investment property that was previously subject to pledge agreement given to secure the obligations of Debtor to a third party and of which Secured Party has notice in writing prior to the execution of this Agreement ("Investment Property");

7.	☒ All of Debtor's instruments, including all promissory notes ("Instruments");

8.	☒ All of Debtor's documents, including warehouse receipts, bills of lading and other documents of title ("Documents");

9.	☐ All of Debtor's rights to payment or performance under letters of credit including rights to proceeds of letters of credit ("Letter of Credit Rights"), and all guaranties, endorsements, liens, other contingent obligations or supporting obligations of any person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with the Letter of Credit Rights, the "Supporting Obligations");

10.	☐ The Debtor's commercial tort claim described as follows: , as the same may be supplemented from time to time ("Commercial Tort Claims");

11.	☐ The Debtor's motor vehicles or other property for which a certificate of title has been issued by a state government, which are more fully described as follows (individually and collectively, the "Motor Vehicles"):

Make	Model	VIN

12.	☒ All moneys, credits and other property of any nature whatsoever of Debtor now or hereafter in the possession of, in transit to or from, under the custody or control of, or on deposit with (whether held by Debtor individually or jointly with another) Secured Party, including but not limited to cash collateral accounts; and

13.	☒ The proceeds (including insurance proceeds) and products of the foregoing in whatever form the same may be,

for the purpose of securing the payment to Secured Party of all of the following ("Obligations"): all loans, advances, debts, liabilities, obligations, covenants and duties owing to Secured Party from Debtor of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, including but not limited to those arising under: (i) the Commercial Note given by Debtor to Secured Party dated 12/19/12 (the "Note"), and all of the documents executed in connection therewith, and (ii) under any other agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, participation, purchase, negotiation, discount or otherwise), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising and whether or not contemplated by Debtor or Secured Party on the date hereof; and, as to all of the foregoing, including any amendments, modifications, or superceding documents to each of the foregoing; and all charges, expenses, fees, including but not limited to reasonable attorneys' fees, and any other sums chargeable to Debtor under any of the Obligations. This Agreement is in addition to any previous assignments or pledges, and such previous assignments and pledges remain in full force and effect.

In the event that no boxes are checked above, Debtor will be deemed to have granted Secured Party a lien of items 1-9 inclusive and 12 and 13.

Debtor further warrants to and agrees with Secured Party as follows:

1.	Preservation of Collateral. Debtor will keep the Collateral in good order and repair at all times, will use same with reasonable care and caution, will not part with possession or ownership thereof nor lease or hire out the Collateral without the written consent of Secured Party, and will exhibit the Collateral to Secured Party upon demand. Debtor will promptly notify Secured Party of any Joss or damage to the Collateral. Debtor will not use, or permit the Collateral to be used, in violation of any federal, state, county or municipal law or regulation or for any unlawful purpose whatsoever.

2.	Execution of Appropriate Documentation with Respect to Collateral.

2.1	With respect to any and all of the Collateral, Debtor agrees to do and cause to be done all things necessary or appropriate to perfect, maintain the priority of and keep in full force and effect the security interest granted by Debtor to Secured Party, including, but not limited to, the prompt payment upon demand therefor by Secured Party of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any document or the taking of any action deemed necessary or appropriate by Secured Party to perfect, protect, or enforce a security interest in any of the Collateral for the benefit of Secured Party, subject only to the liens to which Secured Party has specifically consented in writing (the "Permitted Liens"). All amounts not so paid when due will be added to the Obligations and (in addition to other rights and remedies resulting from such non-payment) will bear interest from the date of demand until paid in full at the Default Rate. Debtor also authorizes Secured Party to file one or more financing statements, as deemed necessary or desirable by Secured Party (including but not limited to any correction statements as set forth more fully in UCC Section 9-518), which financing statements lists or otherwise describes the Collateral as consisting of all of Debtor's assets or words to that effect, regardless of the actual description of the Collateral set forth in this Agreement. Debtor hereby ratifies any filing by Secured Party that predates the date of this Agreement but that was intended to perfect the security interest granted hereby.

2.2	In addition to the foregoing and not in limitation thereof, to the extent that Debtor has granted Secured Party a lien on any of the following types of Collateral, then Debtor agrees to furnish Secured Party with properly executed control agreements, registrar's certificates, issuer acknowledgements of Secured Party's interest in the Letter of Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and will take all appropriate action acceptable to Secured Party sufficient to establish Secured Party's control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending will have priority as against a lien creditor, a purchaser of such Collateral from Debtor, or a security interest perfected by any person not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to Secured Party and sufficient under applicable law so that Secured Party will have a security interest in all such Collateral perfected by control.

2.3	In addition to the foregoing and not in limitation thereof, Debtor agrees to deliver to Secured Party, or, if Secured Party has specifically consented in each instance, to an agent or bailee of Secured Party who has acknowledged such status in a properly executed control agreement, possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession will have priority as against persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, all in form and substance acceptable to Secured Party, and subject only to Permitted Liens.

3.	Insurance. To the extent that Debtor has granted Secured Party a lien on either Inventory or Equipment, or both, hereunder, Debtor will keep its insurable real and personal property insured with responsible insurance companies against loss or damage by fire, windstorm and other hazards which are commonly insured against in an extended coverage endorsement in an amount equal to not less than 90% of the insurable value thereof on a replacement cost basis and also maintain public liability insurance in a reasonable amount. In addition, Debtor will maintain extended liability insurance covering its operations of at least $1,000,000 and in a form and with companies reasonably satisfactory to Secured Party. Notwithstanding the foregoing, such property insurance will at all times be in an amount so that Debtor will not be deemed a "co-insurer" under any co-insurance provisions of such policies. All such insurance policies will name Secured Party as an additional insured and, where applicable, as lender's loss payee under a loss payable endorsement satisfactory to Secured Party. All such policies will be in form and substance satisfactory to Secured Party and will provide that ten (10) days' prior written notice must be given to Secured Party before such policy is altered or cancelled. Schedules of all insurance of Debtor will be submitted to Secured Party upon request. Such schedules will contain a description of the risks covered, the amounts of insurance carried on each risk, the name of the insurer and the cost of such insurance to Debtor. Debtor will provide new schedules to Secured Party promptly to reflect any change in insurance coverage. Debtor will deliver to Secured Party certificates representing such insurance policies upon the execution hereof. All amounts payable in settlement of insurance losses may be applied, at Secured Party's option, to the Obligations, or used to repair, replace or restore the Collateral.

4.	Payment of Expenses by Secured Party. At its option, Secured Party may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance and preservation of the Collateral, as determined by Secured Party to be necessary, and such expenditures will become a part of the Obligations. Debtor will reimburse Secured Party on demand for any payment so made or any expense incurred by Secured Party pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by Secured Party.

5.	Information. Debtor will furnish to Secured Party from time to time if and as requested current lists of the Collateral, and, to the extent that it constitutes Collateral hereunder, including names and addresses of account debtors and agings of Accounts; will continue to make on the books of Debtor appropriate entries evidencing the assignment of book accounts to Secured Party and will mark Chattel Paper and Instruments to evidence the assignment thereof to Secured Party; and, if and when requested by Secured Party from time to time, will furnish to it copies of all purchase orders, inventory lists, billings, shipping orders, correspondence and other instruments or writings in any way evidencing or relating to the Collateral or the proceeds thereof. Secured Party and its designated representatives and agents will have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located.

6.	Sale of Inventory. To the extent that Inventory is a part of the Collateral granted hereunder, at any time prior to the occurrence of an Event of Default (as defined below), Debtor will have the right to process and sell the Inventory in the regular course of its business at customary prices (but in no event may Debtor transfer any Inventory in satisfaction of any debt).

7.	Receipt of Payment; Set off. Upon the occurrence of an Event of Default and in the event that Debtor receives payment of or proceeds from any of the Collateral, including without limitation and to the extent that it is included as Collateral hereunder, Accounts, monies, checks, notes, drafts, or any other items of payment, Debtor agrees that Debtor will deliver to Secured Party the same in the form received by Debtor without commingling with any funds belonging to Debtor, and promptly will deposit the same in a special collateral account with Secured Party. Upon the occurrence of an Event of Default, Debtor authorizes Secured Party at any time without notice to appropriate and apply any balances, credits, deposits or accounts or money of Debtor (held individually or with others) in its possession, custody or control or the possession, custody or control of any Secured Party Affiliate to the payment of the Obligations, all of which may at all times be held and treated as additional Collateral.

8.	Notification of Third Party Debtors. Secured Party at any time after the occurrence of an Event of Default, and without notice to Debtor, may notify any persons who are indebted to Debtor with respect to any of the Collateral of the assignment thereof to Secured Party and may direct such account debtors to make payment directly to Secured Party of the amounts due. At the request of Secured Party after the occurrence of an Event of Default, Debtor will direct any persons who are indebted to Debtor with respect to any of the Collateral to make payment directly to Secured Party. Secured Party is authorized to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to Secured Party.

9.	Representations, Warranties and Covenants. Debtor represents, warrants and covenants to Secured Party that, except for any Permitted Liens, as such liens are set forth on the attached Exhibit A, which is incorporated by reference as if fully set forth herein and as such term is defined in any of the documents executed in connection with the Obligations: (a) Debtor has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral and the same is free from all encumbrances and rights of set off of any kind, and Debtor has not authorized or executed any other action or record that would have given any other person any right to any of the Collateral; (b) except as herein provided, Debtor will not hereafter without the prior written consent of Secured Party sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of set off, lien or security interest to exist thereon except to Secured Party; (c) Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (d) to the extent that Debtor has granted Secured Party a lien thereon, each General Intangible is genuine and enforceable in accordance with its terms and Debtor will defend the same against all claims, demands, set offs and counterclaims at any time asserted; (e) to the extent that Debtor has granted Secured Party a lien thereon, at the time any Account becomes subject to this Agreement, such Account will be what it purports to be and a good and valid account representing a bona fide sale of goods or services by Debtor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors, and no Account will be subject to any claim for credit, allowance or adjustment by any account debtor or any set off, defense or counterclaim; and (f) Debtor is not involved in any consignment arrangement with regard to any of the Collateral.

10.	Receivers. Upon or at any time after the occurrence of an Event of Default, Secured Party may request the appointment of a receiver of the Collateral, and Debtor expressly consents to the appointment of such a receiver, who will be entitled to a reasonable fee for so managing the Collateral. Such appointment may be made without notice, and without regard to (i) the solvency or insolvency, at the time of application for such receiver, of the person or persons, if any, liable for the payment of the Obligations; and (ii) the value of the Collateral at such time. Such receiver will have the power to take possession, control, and care of the Collateral and to collect all accounts resulting therefrom. Notwithstanding the appointment of any receiver, trustee, or other custodian, Secured Party will be entitled to the possession and control of any cash, or other instruments at the time held by, or payable or deliverable under the terms of this Agreement to Secured Party.

11.	Place of Business. Debtor's state of formation is Kentucky, and Debtor will not change its state of formation. Debtor's exact legal name is Lightyear Network Solutions, LLC. Debtor (a) now keeps and will continue to keep the Collateral at its principal place of business, which is 1901 Eastpoint Parkway, Louisville, Kentucky 40223; and Debtor now keeps and will continue to keep its books and records concerning the Collateral at its principal place of business shown above and (b) represents that it has no other place of business other than the following: .

In the five years preceding the date hereof, Debtor has not conducted business under any name other than its current name nor maintained any place of business or any assets in any jurisdiction other than the following:______________________________________________________________________________________________

______________________________________________________________________________________________________

_________________________.

12.	Debtor's Consent. Debtor consents, with respect to any of the Collateral, to all extensions or postponements of time of payment thereof or any other indulgences in connection therewith, to the acceptance of partial payments thereon and to the settlement, compromise and adjustment thereof, all in such manner and at such time or times as Secured Party deems advisable.

13.	Default.

13.1	Upon the occurrence of any of the following (herein referred to as an "Event of Default"): (i) any Event of Default (as defined in any of the documents evidencing the Obligations), or (ii) any default under any of such documents that do not have a defined set of "Events of Default," (iii) any representation or warranty made by Debtor to Secured Party in this Agreement is false or erroneous in any material respect, or (iv) the failure of Debtor to observe or perform any covenant or other agreement with Secured Party under this Agreement, Secured Party may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to a secured party under applicable law, as it may be amended from time to time, including but not limited to the right to take possession and sell, lease or otherwise dispose of the Collateral and, at its option, operate, use or exercise any rights of ownership pertaining to the Collateral as the Secured Party deems necessary to preserve the value and receive the benefits of the Collateral and notifying all persons subject to a control agreement who may otherwise have possession or control of any of the Collateral and taking possession of any such Collateral. Upon the occurrence of an Event of Default, Secured Party may. so far as Debtor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and take possession of and remove the same therefrom and gives permission to Secured Party to conduct a sale of any or all of the Collateral, which sale may be conducted on any real property owned by Debtor without charge or interference by Debtor. Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. Debtor waives all claims for damages by reason of any seizure, repossession, retention, use, or sale of the Collateral under the terms of this Agreement.

13.2	The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by Secured Party will be applied to the Obligations in the order determined by Secured Party. If any excess remains after the discharge of all of the Obligations, the same will be paid to Debtor. If after exhausting all of the Collateral, there should be a deficiency, Debtor will be liable therefor to Secured Party, provided, however, that nothing contained herein will obligate Secured Party to proceed against the Collateral prior to making a claim against Debtor or any other party obligated under the Obligations or prior to proceeding against any other collateral for the Obligations.

13.3	Whenever notice is required by law to be sent by Secured Party to Debtor of any sale or other disposition of the Collateral, ten days written notice sent in accordance with the requirements of the applicable section of the Uniform Commercial Code to Debtor at the address specified below, or at such other address as Debtor may furnish Secured Party in writing from time to time for this purpose, will be reasonable.

14.	Rights of Secured Party; Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor or in its name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right, on behalf of Debtor, after an Event of Default, and without notice to or assent by Debtor, to do the following:

14.1	to receive payment of, endorse, and receipt for, any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of the Collateral;

14.2	to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect any of the Collateral and to enforce any other right in respect of the Collateral;

14.3	to settle, compromise or adjust any suit, action or proceeding described above, and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; and

14.4	generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect or preserve the Collateral and Secured Party's security interest and rights therein in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

Debtor hereby ratifies all that such attorneys in fact may lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, will be irrevocable and will terminate only upon payment in full of the Obligations and the termination of this Agreement. The powers conferred upon Secured Party hereunder are solely to protect Secured Party's interests in the Collateral and will not impose any duty upon it to exercise any such powers. Secured Party will have no obligation to preserve any rights of any third parties in the Collateral. Secured Party will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents will be responsible to Debtor for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel except for its own gross negligence or willful misconduct.

15.	General.

15.1	Waiver. No delay or omission on the part of Secured Party to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or an acquiescence therein nor will the action or non-action of Secured Party in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature.

15.2	Notices. All notices, demands, requests, consents or approvals and other communications required or permitted hereunder will be in writing, and, to the extent required by applicable law, will comply with the requirements of the Uniform Commercial Code then in effect, and will be addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To Secured Party:	Central Bank of Jefferson County, Inc.
9300 Shelbyville Rd. Suite 100
Louisville, KY 40222
Attn: Mary Littrell, Vice President

To Debtor:	Lightyear Network Solutions, LLC
1901 Eastpoint Parkway
Louisville, Kentucky 40223

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered; if given by mail, on the fourth business day after such communication is deposited in the mail with first-class postage prepaid, return receipt requested; or if sent by overnight courier service, on the day after deposit thereof with such service; or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

15.3	Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Debtor and Secured Party and their respective successors and assigns, provided, however, that Debtor may not assign this Agreement in whole or in part without the prior written consent of Secured Party and Secured Party at any time may assign this Agreement in whole or in part. All references herein to the "Debtor" and "Secured Party" will be deemed to apply to Debtor and Secured Party and their respective heirs, administrators, successors and assigns.

15.4	Modifications. No modification or waiver of any provision of this Agreement nor consent to any departure by Debtor therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Debtor in any case will entitle Debtor to any other or further notice or demand in the same, similar or other circumstance.

15.5	Appraisal. From time to time, but in any event no more often than once each calendar year, Secured Parry may require a reappraisal of the market value of Equipment and/or Inventory to the extent that it comprises Collateral hereunder, which appraisal will be paid for by Debtor. Such appraisal will be in form and content satisfactory to Secured Party and be performed by an independent, certified appraiser selected by Secured Party.

15.6	Joint and Several Obligations. If this Agreement is executed by more than one person or entity as the "Debtor," the obligations of such persons or entities hereunder will be joint and several. Unless otherwise specified herein, any reference to "Debtor" will mean each such person or entity executing this Agreement individually and all of such persons or entities collectively.

15.7	Illegality. If fulfillment of any provision hereof or any transaction related hereto or of any provision of this Agreement, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect.

15.8	Continuing Agreement. This is a continuing Agreement and will continue in effect even though all or any part of the Obligations have been paid in full and even though for a period of time Debtor may not be indebted to Secured Party.

15.9	Gender, etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

15.10	Headings. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

15.11	Liability of Secured Party. Debtor hereby agrees that Secured Party will not be chargeable for any negligence, mistake, act or omission of any employee, accountant, examiner, agent or attorney employed by Secured Party (except for their willful misconduct) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

15.12	Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

15.13	Definitions. Capitalized terms used herein and not otherwise defined will be given the definitions set forth in the Uniform Commercial Code in force and effect in the State indicated in the Governing Law section of this Agreement.

15.14	Governing Law. This Agreement has been delivered and accepted at and will be deemed to have been made at Louisville, Kentucky and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of law principles.

15.15	Jurisdiction. Debtor hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Jefferson County, Kentucky; provided that nothing contained in this Agreement will prevent Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against Debtor individually, against any security or against any property of Debtor within any other county, state, or other foreign or domestic jurisdiction. Secured Party and Debtor agree that the venue provided above is the most convenient forum for both Secured Party and Debtor. Debtor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

15.16	Waiver of Jury Trial. THE PARTIES HERETO EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. DEBTOR AND SECURED PARTY ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Debtor acknowledges that Debtor has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

Dated as of 12/19/12, and Debtor expressly acknowledges and agrees that Exhibit A is incorporated by reference as if fully set forth herein.

Lightyear Network Solutions, LLC

/s/ Steve Lochmueller
BY: Lightyear Network Solutions, Inc., Member
BY: Steve Lochmuller, CEO

SECURED PARTY:

Central Bank of Jefferson County, Inc.

/s/ Mary Littrell
Mary Littrell, Vice President

EXHIBIT A

"Permitted Liens" will mean:

(i)	liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by generally accepted accounting principles;

(ii)	deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(iii)	liens imposed by law, such as carriers' warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it will currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

(iv)	liens in favor of Secured Party; and attachment, judgment, and similar liens provided that execution is effectively stayed pending a good faith contest.